As filed with the Securities and Exchange Commission on May 4, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LAZARD LTD

(Exact name of Registrant as specified in its charter)

Bermuda	6199	98-0437848
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Clarendon House

2 Church Street

Hamilton HM 11, Bermuda

(441) 295-1422

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Scott D. Hoffman, Esq.

Lazard Ltd

30 Rockefeller Plaza

New York, New York 10020

(212) 632-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Adam D. Chinn, Esq. Craig M. Wasserman, Esq. Gavin D. Solotar, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000	Kris F. Heinzelman, Esq. Erik R. Tavzel, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-121407

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Offering Price (1)	Amount of Registration Fee(2)
Class A common stock, par value $0.01 per share	4,276,371	$25	$106,909,275	$12,584

(1)	Estimated solely for purposes of calculating the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(2)	The 4,276,371 shares of Class A common stock being registered in this Registration Statement is in addition to the 35,034,265 shares of Class A common stock registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-121407). A registration fee was previously paid in connection with the registration of such shares.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

We are filing this registration statement with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1 (File No. 333-121407), originally filed by us on December 17, 2004, as amended, and is being filed for the sole purpose of increasing the number of shares of our Class A common stock to be registered by 4,276,371 shares. The information set forth in the registration statement on Form S-1 filed by us with the Securities and Exchange Commission (File No. 333-121407) is incorporated by reference herein.

Lazard Ltd hereby certifies that it has instructed its bank to transmit to the Securities and Exchange Commission a wire transfer of $12,584 from Lazard Ltd’s account to the Securities and Exchange Commission’s account at Mellon Bank as soon as practicable but no later than the close of business on May 5, 2005. Lazard Ltd further certifies that it will not revoke such instructions.

The required opinions and consents are listed on the exhibit index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Exhibit Title

5.1	Form of Opinion of Conyers Dill & Pearman, Bermuda.

23.1	Deloitte & Touche LLP.

24.1	Powers of Attorney.*

24.2	Power of Attorney for Bruce Wasserstein.*

*	Previously filed with the Commission in connection with the Registration Statement on Form S-1 (File No. 333-121407) and incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 4, 2005.

LAZARD LTD

By:	/s/ Scott D. Hoffman

Name: Scott D. Hoffman
Title: Vice President

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Bruce Wasserstein	Director and Chief Executive Officer (principal executive officer)	May 4, 2005

* Steven J. Golub	Director and President	May 4, 2005

* Michael J. Castellano	Director and Vice President (principal financial and accounting officer)	May 4, 2005

/s/ Scott D. Hoffman Scott D. Hoffman	Director and Vice President	May 4, 2005

By:	/s/ Scott D. Hoffman

Name: Scott D. Hoffman
Title: Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit Title

5.1	Opinion of Conyers Dill & Pearman, Bermuda.

23.1	Consent of Deloitte & Touche LLP.

24.1	Powers of Attorney.*

24.2	Power of Attorney for Bruce Wasserstein.*

*	Previously filed with the Commission in connection with the Registration Statement on Form S-1 (File No. 333-121407) and incorporated herein by reference.